Exhibit 10.24

Concrete Pumping Holdings, Inc.

Amended and restated Restricted Share Award Notice ("A&R Award Notice")

(2018 Omnibus incentive plan)

Concrete Pumping Holdings, Inc. (the "Company"), pursuant to Section 9 of the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, as amended from time-to-time (the "Plan," a copy of which has been provided to you), awarded (your "Original Award") to you ("You") ____________ shares ("Original Award Share(s)") of the Company’s Common Stock ("Common Stock") on April 10, 2019 (the "Original Award Date"), pursuant to that certain Restricted Share Award Notice, dated as of the same date (the "Original Award Notice"), and that certain Restricted Share Award Agreement, dated as of the same date (the "Original Award Agreement").

From and after the A&R Effective Date (as defined below), the Company amends and restates, with your consent, as evidenced by your signatures hereto and to Attachment A hereto, (1) your Original Award Notice (as amended and restated hereby, your "A&R Award Notice") and (2) your Original Award Agreement (as amended and restated hereby, your "A&R Award Agreement," a copy of which is attached as Attachment A hereto). This A&R Award Notice is subject to all of the terms and conditions set forth herein and in your A&R Award Agreement and the Plan, the latter two of which incorporated herein and made a part hereof. Capitalized terms used in this A&R Award Notice and not defined have the meanings given to them in the Plan and your A&R Award Agreement.

From and after the A&R Effective Date, this A&R Award Notice and your A&R Award Agreement (together with the exhibits and attachments to this A&R Award Notice and your A&R Award Agreement, your "A&R Award Documents") supersede and replace, in their entirety, your Original Award Notice and Original Award Agreement (together with the exhibits and attachments to your A&R Award Notice and your A&R Award Agreement, your "Original Award Documents"), which, as of the A&R Effective Date, shall cease to have any further force or effect.

Participant:

Original Award Date (which remains the same as in your Original Award Notice):	April 10, 2019.

A&R Effective Date:	October 29, 2020 ("A&R Effective Date").

Total Number of Original Award Shares:	____________, all of which constituted Performance Vesting Shares (as defined in your Original Award Documents).

Vested Original Award Share(s) as of the A&R Effective Date:	None.

1

A&R Award Shares (all unvested) as of the A&R Effective Date:

The total number of your A&R Award Shares is the same as the total number of your Original Award Shares - _____________. Your A&R Award Shares shall consist of:

_________________ Time Vesting Shares (as defined in your A&R Award Agreement); and

________________ Performance Vesting Shares (as defined in your A&R Award Agreement).

Original Warrants:

A total of 34,100,000 public warrants and private placement warrants outstanding as of April 1, 2019, 21,083,563 of which were exchanged on April 29, 2019 for 3,808,720 shares of Common Stock ("April 2019 Warrant Exchange Shares").

Remaining Original Warrants:	13,017,777 remain outstanding as of the A&R Effective Date ("Remaining Original Warrants").

Warrant Acceleration Percentage:	__.___%. ("Warrant Acceleration Percentage").

Payment for A&R Award Shares:	Services rendered and to be rendered by You to the Company and its Subsidiaries and Affiliates.

Change in Control:	See your A&R Award Agreement regarding the consequences with respect to your A&R Award Shares in the event of a Change in Control of the Company.

Plan Administrator:	The Compensation Committee of the Board of Directors.

Restricted Shares Agent:	Chief Financial Officer of the Company (subject to change or replacement as set forth in your A&R Award Agreement).

Transfer Agent:	Continental Stock Transfer and Trust Company (subject to change or replacement as set forth in your A&R Award Agreement).

Vesting Schedule:	See your A&R Award Agreement for the amended and restated Vesting Schedule applicable to your A&R Award Shares.
Transfer Restrictions:	See your A&R Award Agreement for the transfer restrictions applicable to your A&R Award Shares.

Forfeiture of unvested A&R Shares:	See your A&R Award Agreement for the forfeiture provisions applicable to your A&R Award Shares.

2

Additional Terms/Acknowledgements

You hereby acknowledge, by your signatures to your A&R Award Documents, that (a) You have received and have reviewed copies of your A&R Award Documents and the Plan, (b) You have had an opportunity to obtain the advice of counsel prior to executing your A&R Award Documents and (c) as of the A&R Effective Date, your A&R Award Documents and the Plan (i) set forth the entire understanding between You and the Company regarding the acquisition of your A&R Award Shares pursuant to your A&R Award Documents and (ii) supersede all prior oral and supersede and replace, in their entirety, any and all written agreements (including, but not limited to, your Original Award Documents) regarding the subject matter hereof.

Concurrently with the execution of this A&R Award Notice, You agree to (a) sign and deliver to the Company your A&R Award Agreement in the form attached hereto as Attachment A and your Stock Assignment Separate from Certificate which is attached as Exhibit B to your A&R Award Agreement and (b) accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator regarding any questions arising under the Plan and your A&R Award Documents.

As of the A&R Effective Date, none of your A&R Award Shares are vested. From and after the A&R Effective Date, all of your A&R Award Shares shall remain eligible to vest hereunder if all conditions to vesting in your A&R Award Agreement are satisfied.

[Signature page(s) to follow.]

3

Signature Page to the Amended and Restated Restricted Share Award Notice (A&R Effective Date: October 29, 2020), by and among the signatories identified Below.

Concrete Pumping Holdings, Inc.	Participant
By:
Name (Print): ____________________________	Name (Print): ___________________________
Title:___________________________________	Date:
Date: ___________ __, 2020

Restricted Shares Agent
By:____________________________________
Name (Print): Iain Humphries
Title: Chief Financial Officer
Date: _____________ __, 2020

Attachment A -      Amended And Restated Restricted Share Award Agreement

Attachment A

Amended and Restated Restricted Share Award Agreement

See attached

Concrete Pumping Holdings, Inc.

Amended and Restated Restricted Share Award Agreement

This Amended and Restated Restricted Share Award Agreement (this "A&R Agreement") is made as of this 29th day of October, 2020 (the "A&R Effective Date"), by and among Concrete Pumping Holdings, Inc., a Delaware corporation (the "Company"), _____________ ("Participant" or "You") and Iain Humphries (the initial "Restricted Shares Agent"). Capitalized terms used herein and not otherwise defined have the meanings given to them in your A&R Award Notice (as defined below) and the Plan (as defined below).

Whereas, the Company has adopted, and the shareholders of the Company have adopted and approved, the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, as amended from time to time (the "Plan"); and

Whereas, the purposes of the Plan are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants; and

Whereas, in order to accomplish the purposes of the Plan, the Plan provides that the Company may award, among other forms of incentive compensation, Restricted Shares to Participants pursuant to the Plan; and

Whereas, You and the Company are parties to that certain Restricted Share Award Notice, dated as of April 10, 2019 (your "Original Award Notice" and "Original Award Date," respectively) and that certain Restricted Share Award Agreement, dated as of the same date (your "Original Award Agreement" and, together with your Original Award Notice and the exhibits and attachments to your Original Award Notice and your Original Award Agreement, your "Original Award Documents"), pursuant to which the Company awarded You your Original Award Shares (sometimes referred to herein as your "Original Award") on the terms and subject to the conditions set forth therein; and

Whereas, You and the Company have agreed, effective as of the A&R Effective Date, to amend and restate, in their entirety, your Original Award Documents, on the terms and subject to the conditions set forth in your Amended and Restated Restricted Share Award Notice, dated as of the A&R Effective Date (your "A&R Award Notice"), this A&R Award Agreement (together with your A&R Award Notice and the exhibits and attachments to your A&R Award Notice and this A&R Award Agreement, your "A&R Award Documents") and the Plan; and

Whereas, You and the Company hereby acknowledge and agree that, from and after the A&R Effective Date, your A&R Award Documents supersede and replace, in their entirety, your Original Award Documents, which, as of the A&R Effective Date, shall cease to have any further force or effect.

Now, Therefore, It Is Agreed among the parties as follows:

1.     Reconstitution of your Original Award into Time Vesting Shares and Performance Vesting Shares; A&R Effective Date.

(a)     Your Original Award consisted solely and entirely of Performance Vesting Shares (as defined therein). From and after the A&R Effective Date, your Original Award shall be divided, reconstituted, restated, converted and changed into two types of A&R Award Shares - Time Vesting Shares (as defined in Section 4 below) and Performance Vesting Shares (as defined in Section 4 below) (collectively, your "A&R Award" and the shares of Common Stock of the Company ("Common Stock") issuable upon acceptance of your A&R Award are referred to as your "A&R Award Shares"). Your A&R Award is subject to all of the terms and conditions set forth in your A&R Award Documents and the Plan.

(b)     The date of this A&R Award Agreement is the A&R Effective Date. Your A&R Award Documents, however, will not become effective until You deliver your A&R Award Documents, executed by You in the manner required by the Company (along with such additional documents as the Company may then require) to the Restricted Shares Agent, or to such other person as the Company may designate in writing delivered to You (or at such other time and place as You and the Company may mutually agree upon in writing).

2.	Original Award Date; Your Restricted Book-Entry Transaction Advice.

(a)     You acquired, and the Company issued to You, all of your Original Award Shares on the Original Award Date.

(b)     The Company hereby acknowledges and agrees that, on or about the Original Award Date, You delivered to the Company, and the Company accepted, executed and subsequently delivered to You, fully executed copies of your Original Award Documents along with such additional documents as the Company then required (including but not limited to, your stock assignment, the form of which was attached as Attachment A to your Original Award Agreement).

(c)     You hereby acknowledge that Continental Stock Transfer & Trust, the Company’s stock transfer agent ("Stock Transfer Agent"), issued to You, and you received from the Stock Transfer Agent, a Restricted Book-Entry Transaction Advice for all of your Original Award Shares. All of your Original Award Shares were upon issuance (A) unvested A&R Shares (as defined in your Original Award Agreement) and (B) subject to the transfer restrictions set forth in the legends on the backside of your Restricted Book-Entry Transaction Advice. You hereby consent to the Company instructing the Stock Transfer Agent to cancel your existing Restricted Book-Entry Transaction Advice and issue a replacement Restricted Book-Entry Transaction Advice that accurately reflects the changes to your Original Award as set forth herein.

3.     Consideration. Unless otherwise required by law, your A&R Award Shares shall be deemed paid in exchange for the services rendered and to be rendered by You to and for the benefit of the Company and/or its Subsidiaries and Affiliates.

4.     Vesting.

(a)     Subject to the limitations and exceptions contained in your A&R Award Documents and the Plan, or in any other written agreement between the Company, any Subsidiary or any Affiliate and you, your A&R Award Shares will vest as follows:

(i)     Twenty-five percent (25.0%) of your total A&R Award Shares (the "Time Vesting Shares") shall vest in four installments, totaling _________ Time Vesting Shares, as follows: (A) forty percent (40%) of your Time Vesting Shares shall vest on December 6, 2020, provided that You are employed by the Company or one or more of its Affiliates on such date; (B) another twenty percent (20%) of your Time Vesting Shares shall vest on December 6, 2021, provided that You are employed by the Company or one or more of its Affiliates on such date; (C) another twenty percent (20%) of your Time Vesting Shares shall vest on December 6, 2022, provided that You are employed by the Company or one or more of its Affiliates on such date; and (D) the last twenty percent (20%) of your Time Vesting Shares shall vest on December 6, 2023, provided that You are employed by the Company or one or more of its Affiliates on such date.

(ii)     The remaining seventy-five percent (75.0%) of your total A&R Award Shares (your "Performance Vesting Shares") shall vest in four installments, totaling ________ Performance Vesting Shares, as follows:.

(A)     ____________ Performance Vesting Shares shall vest on December 6, 2020. These Performance Vesting Shares represent an acceleration of the vesting of that number of your Performance Vesting Shares equal to (a) thirteen percent (13.0%) of the total number of April 2019 Warrant Exchange Shares (stated as a number of shares of Common Stock) multiplied by your Warrant Acceleration Percentage.

(B)     Subject to clauses (iii) and (iv) below, another ___________ Performance Vesting Shares shall vest in three equal tranches on the first, second and third anniversaries of the 30th consecutive business day on which the Fair Market Value of the Common Stock equals or exceeds $6.00 per share ("$6.00 Price Target").

(C)     Subject to clauses (iii) and (iv) below, another __________ Performance Vesting Shares shall vest in three equal tranches on the first, second and third anniversaries of the 30th consecutive business day on which the Fair Market Value of the Common Stock equals or exceeds $8.00 per share ("$8.00 Price Target")..

(D)     Subject to clauses (iii) and (iv) below, the final ___________ Performance Vesting Shares shall vest in three equal tranches on the first, second and third anniversaries of the 30th consecutive business day on which the Fair Market Value of the Common Stock equals or exceeds $10.00 per share ("10.00 Price Target").

(E)     The $6.00 Price Target, the $8.00 Price Target and the $10.00 Price Target are collectively referred to herein as the "Performance Price Targets".

(iii)     Notwithstanding anything in your A&R Award Documents to the contrary, all or a portion, as the case may be, of your unvested Performance Vesting Shares described in Section 4(a)(ii)(B), (C) and (D) on each Future Warrant Exchange Closing Date (as defined below) shall vest, to the extent set forth in this Section 4(a)(iii), on an accelerated basis on each date (each a "Future Warrant Exchange Closing Date") on which the Remaining Original Warrants are converted into, exercised for or otherwise exchanged (each a "Future Warrant Exchange"), in whole or part, for shares of Common Stock ("Future Warrant Exchange Shares"). The number of your unvested Performance Vesting Shares described in Section 4(a)(ii)(B), (C) and (D) that shall vest in connection with each Future Warrant Exchange (your "Accelerated Vested Performance Shares") shall be equal to (a) thirteen percent (13.0%) of the total number of Future Warrant Exchange Shares issued in connection with such Future Warrant Exchange (stated as a number of shares of Common Stock) multiplied by (b) your Warrant Acceleration Percentage. Your Accelerated Performance Vesting Shares that vest in connection with each Future Warrant Exchange shall proportionately reduce the number of your outstanding unvested Performance Vesting Shares in each of Sections 4(a)(ii) (B), (C) and (D), determined immediately following the vesting of such Accelerated Performance Vesting Shares. For illustration purposes only, if a Future Warrant Exchange occurs before the Common Stock achieves the $6.00 Price Target, one-third of your Accelerated Performance Vesting Shares that vest as of such Future Warrant Exchange Closing Date shall reduce (but not below zero) the number of your then remaining unvested Performance Vesting Shares in Sections 4(a)(ii)(B), (C) and (D); however, if such Future Warrant Exchange occurs after the Common Stock achieves the $6.00 Price Target but before it achieves the $8.00 Price Target, one-half of your Accelerated Performance Vesting Shares that vest as of such Future Warrant Exchange Closing Date shall reduce (but not below zero) the number of your then remaining unvested Performance Vesting Shares in Sections 4(a)(ii)(C) and (D). No fractional Accelerated Vested Performance Shares shall be issued, and all such Accelerated Vested Performance Shares shall be round to the nearest whole share.

(iv)     Notwithstanding anything herein or elsewhere to the contrary, there shall be no further vesting after December 6, 2023, with respect to any Performance Vesting Shares that have not achieved the Performance Price Target on or before 6:00 pm (ET) on December 6, 2023. The aggregate number of Performance Vesting Shares that are eligible to vest pursuant to Section 4(a)(iii) and Section 4(a)(iv) shall not exceed the total number of your Performance Vesting Shares.

5.     Forfeiture and Clawback of A&R Award Shares Under Certain Circumstances

(a)     Notwithstanding anything herein to the contrary, unless the Plan Administrator determines otherwise, all vesting of your unvested A&R Award Shares shall cease upon (i) your Termination of Service due to a for Cause termination by the Company of your employment or other service relationship with the Company or an Affiliate or (ii) a voluntary termination by You of your employment or other service relationship with the Company or an Affiliate that is related to the occurrence of a Cause event (each event described in clauses (i) and (ii) is referred to herein as a "Cause Event").

(b)     Notwithstanding anything herein to the contrary, subject to clause (d)(ii) below, vesting of your Performance Vesting Shares shall continue following your Termination of Service for any reason other than a Cause Event with respect to such Performance Vesting Shares as to which the Performance Price Targets are achieved prior to such Termination of Service.

(c)     For this purpose, a "Termination of Service" shall mean the termination of your employment or other service relationship with the Company or an Affiliate for any reason, voluntarily or involuntarily, with or without the occurrence of a Cause Event, including by reason of your death or Disability; provided, however, that a Termination of Service shall not be deemed to occur if (a) (a) You are simultaneously re-employed or your employment continues by the Company or any Affiliate or (b) in the discretion of the Plan Administrator, (i) there is a simultaneous establishment of a consulting relationship between You and the Company or any Affiliate or (ii) or, your service is interrupted for any approved leaves of absence for illness, temporary disability, military or governmental service, or other reasons. The Plan Administrator, in its discretion, shall determine the effect of all matters and questions relating to whether a Termination of Service has occurred, including whether a particular leave of absence constitutes a Termination of Service.

(d)     Notwithstanding anything herein to the contrary, unless the Plan Administrator, in its sole and absolute discretion, determines otherwise and so advises You in writing, You shall automatically forfeit back to Company, for no consideration and without any further action on your or the Company’s part, (i) all unvested Time Vesting Shares upon the earlier of the effective date of your Termination of Service due to the occurrence of a Cause Event and 6:00 pm (ET) on December 6, 2023, and (ii) all unvested Performance Vesting Shares upon the earlier of the effective date of your Termination of Service due to the occurrence of a Cause Event or (B) with respect to which the Performance Price Targets have not been met on or before 6:00 pm (ET) on December 6, 2023. A&R Award Shares that cannot vest shall be forfeited back to the Company.

(e)     Notwithstanding anything herein to the contrary and not in limitation of any other rights or remedies at law or equity available to the Company and its Affiliates, in the event of (i) your Termination of Service in connection with or related to a Cause Event or (ii) your material breach of any written non-competition, non-solicitation, non-disparagement, and/or intellectual property rights assignment obligations with the Company or an Affiliate to which You are subject, the Company shall be entitled to recover from You any (i) A&R Award Shares that are vested but not disposed of unvested A&R Award Shares or (ii) any unvested A&R Award Shares within the three (3) years prior to the Termination of Service in connection with or related to such Cause Event or such material breach, as applicable (the "Recoverable Shares"), and, if You have previously sold any such Recoverable Shares, the Company shall also have the right to recover from You the "after-tax economic value" of the Recoverable Shares, in each case, except to the extent prohibited by applicable law. The recoupment right set forth in this Section 5(e) may, in the Plan Administrator's sole discretion, be carried out either by (x) seeking directly to recover the Recoverable Shares and/or "after tax economic value" at issue or (y) without your consent, and except to the extent prohibited by applicable law, offsetting any other compensation payable to You by the Company or an Affiliate thereof by the amount owed by You hereunder. The term "after-tax economic value" means the gross proceeds received by You from the sale, transfer, exchange, assignment, pledge or other disposition (each a "Disposition") of your Recoverable Shares net of federal, state and local income taxes ("Taxes") actually paid by You, and/or owed but unpaid by You as of the date of any determination hereunder, with respect to each Disposition of such Recoverable Shares. At the Company’s request, You shall certify in writing to the Company your Taxes paid or payable with respect to any Disposition of Recoverable Shares. If You fail to timely provide such certification, the "after-tax economic value" means the gross proceeds received by You from the Disposition of your Recoverable Shares, without any reduction for Taxes.

6.     Transfer Restrictions.

(a)     Notwithstanding anything herein to the contrary, unless the Plan Administrator determines otherwise, your A&R Award Shares shall become transferable for the first time immediately following the date on which such A&R Award Shares vest.

(b)     In addition to any other limitation on transfer created by applicable securities laws, You shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in your A&R Award Shares while such A&R Award Shares are unvested (or continue to be held in the Restricted Shares Agent’s custody, in the case of certificated A&R Award Shares); provided, however, that an interest in such A&R Award Shares may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended. Any interest in any A&R Award Shares that are not held in the Company’s custody by the Restricted Shares Agent shall not be sold, assigned, hypothecated, donated, encumbered, or otherwise disposed of except in compliance with the provisions herein, applicable securities laws, the Company’s Certificate of Incorporation and the Company’s Bylaws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, You may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of A&R Award Shares pursuant to this A&R Award Agreement.

(c)     Notwithstanding anything herein to the contrary, your A&R Award Shares shall not be sold, assigned, hypothecated, donated, encumbered, or otherwise disposed of except in compliance with the provisions herein, applicable securities laws, the Company’s Certificate of Incorporation and the Company’s Bylaws. The Company shall not be required (and the Transfer Agent shall not be required) (i) to transfer on its books (including electronic records) all or any of your A&R Award Shares that are transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such A&R Award Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom your A&R Award Shares shall have been so transferred.

(d)     You acknowledge and agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to the Transfer Agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e)     You acknowledge and agree that any or all of your A&R Award Shares (whether before or after any vesting conditions have been satisfied) may be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form, including, but not limited to, book entry form directly registered with the Transfer Agent or in such other form as the Company may determine, in its sole and absolute discretion.

7.     Capitalization Changes. The number of A&R Award Shares subject to your A&R Award shall be adjusted from time to time for changes in capitalization pursuant to Section 5 of the Plan.

8.     Certain Corporate Transactions. Notwithstanding any provision to the contrary, but subject to the proviso in this sentence, your unvested A&R Shares shall vest on an accelerated basis upon a Change in Control described in clauses (i), (iii) and (iv) of the definition of Change in Control in Section 2 (Definitions) of the Plan (each a "Sale Transaction") if and only to the extent that such Sale Transaction would result in (a) the forfeiture of such unvested A&R Shares, (b) a material adverse change, without your prior written consent, to your rights with respect to your unvested A&R Shares and/or your A&R Award Documents and (c) a Termination of Service in connection with such Sale Transaction and/or the surviving entity does not either assume your A&R Award Shares or replace them with securities of the surviving entity on terms substantially the same as the terms of your A&R Award Documents; provided however, that, in the case of Performance Vesting Shares, upon a Sale Transaction, (y) only your unvested Performance Vesting Shares as to which the "Change in Control Price" with respect to such Sale Transaction equals or exceeds the Performance Price Target shall vest on an accelerated basis upon the closing of such Sale Transaction and (z) unless the Plan Administrator determines otherwise, You shall forfeit upon the closing of such Sale Transaction, without any further action on your or the Company’s part, your unvested Performance Vesting Shares as to which the "Change in Control Price" with respect to such Sale Transaction is less than any Price Performance Targets for your remaining unvested Performance Vesting Shares. Furthermore, the Company reserves the right, in its sole and absolute direction, and You acknowledge the Company’s right, to exercise any of the rights afforded to the Company with respect to your A&R Award Shares in connection with any Change in Control as set forth in the Plan.

9.     Securities Law Compliance. You may not be issued any A&R Award Shares unless such A&R Award Shares are either (a) then registered under the Securities Act of 1933, as amended (the "Securities Act"), or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of your A&R Shares must also comply with other applicable laws and regulations governing your A&R Award, and You shall not receive such A&R Award Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

10.     A&R Award Shares Evidenced by Stock Certificates. If your A&R Award Shares are evidenced by stock certificates, You agree to the following joint instructions (and, in connection with and at the same time You deliver your A&R Award Documents, You agree to execute in blank and deliver to the Company the Stock Assignment Separate From Certificate attached as Exhibit A hereto), and You and the Company hereby authorize and direct the Restricted Shares Agent or the Restricted Shares Agent’s designee to hold the documents delivered to the Restricted Shares Agent pursuant to the terms of your A&R Award Documents, in accordance with the following joint instructions:

(a)     Vested A&R Award Shares shall be delivered to You (or registered in your name by the Transfer Agent in the case of your A&R Award Shares that are not certificated) upon your request given in the manner provided in Section 20 for providing notice.

(b)     At any closing involving the transfer or delivery of some or all of your A&R Award Shares back to the Company pursuant hereto, the Restricted Shares Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of such A&R Award Shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the A&R Award Shares to be transferred, to You or the Company, as applicable.

(c)     You irrevocably authorize the Company to deposit with the Restricted Shares Agent the stock certificates, if any, evidencing unvested A&R Shares to be held by the Restricted Shares Agent and any additions and substitutions to such unvested A&R Shares as specified in this A&R Award Agreement. You do hereby irrevocably constitute and appoint the Restricted Shares Agent as your attorney-in-fact and Restricted Shares Agent for the term of this arrangement to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

(d)     This Section 10 and the joint instructions shall terminate upon the vesting in full of your Restricted Shares or the forfeiture of all or a portion of your remaining A&R Award Shares, whichever occurs first, and the completion of the tasks contemplated by these joint instructions.

11.     A&R Award Shares Not Evidenced by Stock Certificates. If your A&R Award Shares are not evidenced by stock certificates but, instead, are held in book entry form by the Transfer Agent, You agree to the following joint instructions (and, in connection with and at the same time You deliver your A&R Award Documents, You agree to execute in blank and deliver to the Company the Stock Assignment Separate From Certificate attached as Exhibit A hereto):

(a)     You and the Company hereby authorize and direct the Restricted Shares Agent or the Restricted Shares Agent’s designee to instruct the Transfer Agent to (i) issue on the Transfer Agent’s book and records your A&R Award Shares and (ii) indicate in its records that You are the record or beneficial owner of such A&R Award Shares.

(b)      You and the Company hereby authorize and direct the Restricted Shares Agent or the Restricted Shares Agent’s designee to instruct the Transfer Agent to (i) transfer on the Transfer Agent’s book and records back to the Company the A&R Award Shares, if any, that You forfeit pursuant to Sections 4 or 5 and (ii) indicate in its records that You are no longer the record or beneficial owner of such A&R Award Shares, if any, that You forfeit back to the Company pursuant to Sections 4 or 5.

(c)     This Section 11 and the joint instructions shall terminate upon the completion of the tasks contemplated by these joint instructions.

12.     General Duties of And Other Matters related to The Restricted Shares Agent.

(a)     If, at the time of termination of Section 10 or Section 11 and the joint instructions set forth therein, the Restricted Shares Agent has in its possession any A&R Award Shares or other property belonging to You, the Restricted Shares Agent shall deliver all of the same to You and shall be discharged of all further obligations hereunder.

(b)     The Restricted Shares Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Restricted Shares Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees. The Restricted Shares Agent shall not be personally liable for any act the Restricted Shares Agent may do or omit to do hereunder as attorney-in-fact for You and the Company hereunder while acting in good faith and any act done or omitted by the Restricted Shares Agent pursuant to the advice of the Restricted Shares Agent’s own legal counsel or the Company’s General Counsel or the Company’s outside legal counsel shall be conclusive incontrovertible evidence of such good faith.

(c)     The Restricted Shares Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case the Restricted Shares Agent obeys or complies with any such order, judgment, or decree of any court, the Restricted Shares Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(d)     The Restricted Shares Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this A&R Award Agreement or any documents or papers deposited or called for hereunder.

(e)     The Restricted Shares Agent’s responsibilities hereunder shall terminate if the Restricted Shares Agent shall cease to be the Restricted Shares Agent of the Company for any reason or no reason or if the Company elects to replace the Restricted Shares Agent as the Restricted Shares Agent for any reason or no reason by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or other person who in the future assumes the position of Restricted Shares Agent for the Company as successor Restricted Shares Agent and You hereby confirm the appointment of such successor or successors as your attorney-in-fact and Restricted Shares Agent to the full extent of such successor Secretary’s appointment.

(f)     If the Restricted Shares Agent reasonably requires other or further instruments in connection with these joint instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(g)     It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the A&R Award Shares, the Restricted Shares Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Restricted Shares Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(h)     By signing this Agreement below, Restricted Shares Agent becomes a party hereto only for the purpose of performing the duties, responsibilities and obligations and exercising the rights, benefits and privileges set forth herein.

(i)     The Restricted Shares Agent shall be entitled to employ such legal counsel (including, but not limited to the General Counsel of the Company and/or the Company’s outside legal counsel) and other experts as the Restricted Shares Agent may deem necessary properly to advise Restricted Shares Agent in connection with Restricted Shares Agent’s obligations hereunder. The Restricted Shares Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with Restricted Shares Agent’s obligations hereunder.

(j)     The joint instructions set forth in Sections 10 and 11 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "Restricted Shares Agent" herein refer to the original Restricted Shares Agent and to any and all successor Restricted Shares Agent. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and the joint instructions in whole or in part.

13.     Irrevocable Power of Attorney. You constitute and appoint the Restricted Shares Agent as your attorney-in-fact to transfer/terminate A&R Award Shares, if any, that You forfeit pursuant to Sections 4 or 5, on the books of the Company (including electronic records of the Transfer Agent) with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer, all stock certificates necessary or appropriate (and all matters with the Transfer Agent in the case of uncertificated securities) to make all securities negotiable and complete any transaction herein contemplated. This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining and terminating the A&R Award Shares in the event that You forfeit such A&R Award Shares pursuant to Section 4 or 5, and is irrevocable and shall survive your death or legal incapacity. This power of attorney is limited to the matters specified in this Agreement.

14.     Rights as Stockholder. Subject to the provisions of this A&R Award Agreement, You shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the vested A&R Shares and the unvested A&R Shares deposited in the Restricted Shares Agent’s Custody or held in electronic form by the Transfer Agent. You shall be deemed to be the holder of all of your A&R Award Shares for purposes of receiving any dividends that may be paid with respect to such A&R Award Shares and for purposes of exercising any voting rights relating to such A&R Award Shares, including your unvested A&R Shares.

15.     Restrictive Legends.

(a)     All stock certificates representing the A&R Award Shares shall have endorsed thereon (and the electronic records of the Transfer Agent, in the case of uncertificated A&R Award Shares language comparable to the following) a legend in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING RESTRICTIONS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS, AND OTHER RESTRICTIONS SET FORTH IN THE 2018 OMNIBUS INCENTIVE PLAN OF CONCRETE PUMPING HOLDINGS, INC. (THE "COMPANY"), A RESTRICTED SHARE AWARD NOTICE (AS AMENDED OR MODIFIED FROM TIME TO TIME) AND RESTRICTED SHARE AWARD AGREEMENT (AS AMENDED OR MODIFIED FROM TIME TO TIME) BY AND AMONG THE COMPANY, THE RESTRICTED SHARES AGENT AND THE REGISTERED HOLDER OR SUCH HOLDER’S PREDECESSOR IN INTEREST, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES REPRESENTED BY THIS STOCK CERTIFICATE IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

(b)     All of your A&R Award Shares are, on the date hereof, are subject to and covered by an effective registration statement on Form S-8 filed with the Securities and Exchange Commission on April 5, 2019, Registration No. 333-230753. If at any time all or any portion of your A&R Award Shares are not subject to and covered by an effective registration statement on Form S-8 (or any other applicable registration statement) under the Securities Act of 1933, as amended, then stock certificates representing the A&R Award Shares shall have endorsed thereon (and the electronic records of the Transfer Agent, in the case of uncertificated A&R Award Shares language comparable to the following) a legend in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(c)     All stock certificates representing your A&R Award Shares shall have endorsed thereon (and the electronic records of the Transfer Agent, in the case of uncertificated your A&R Award Shares, shall include) any legend required by appropriate blue sky officials.

(d)     All stock certificates representing your A&R Award Shares shall have endorsed thereon (and the electronic records of the Transfer Agent, in the case of uncertificated A&R Award Shares, shall include) any legend the Company determines, acting in its sole discretion, is necessary or required to enforce the provisions of Sections 4 or 5.

16.     Market Stand-Off Agreement. You agree that the Company (or a representative of the underwriter(s)) may, in connection with the underwritten registration of the offering of any securities of the Company under the Securities Act, require that You not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any A&R Award Shares or other securities of the Company held by You, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your A&R Award Shares until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 16 and shall have the right, power and authority to enforce the provision hereof as though they were a party hereto.

17.     Award not a Service Contract. Your A&R Award Documents and other documents referenced herein are not, individually or together in any combination, an employment or service contract, and nothing in any of the aforementioned documents shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your A&R Award Documents shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that You might have as an Employee, Consultant or Director of the Company or any Affiliate or Subsidiary. Unless You have a fully-executed, written employment agreement with the Company, You are an employee at-will for all purposes.

18.     Withholding Obligations. You hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate or Subsidiary, if any, which arise in connection with your A&R Award. In the Company’s sole discretion, the Company may elect, and You hereby authorize the Company, to withhold vested A&R Award Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to You any A&R Award Shares. In the event You fail to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate or Subsidiary, if any, which arise in connection with your Award, the Company reserves all rights and remedies available at law and in equity in order to enforce your obligation to make such provision to the satisfaction of the Company, and to collect from You, all such withholding obligations, which are your full, unqualified, recourse obligations.

19.     Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and A&R Award Notice. You shall rely solely on such advisors and not on any statements or representations of the Company or its Restricted Shares Agent with respect to the federal, state, local and foreign tax consequence of any matters relating, in any way or manner, to your A&R Award Shares and A&R Award Documents. You understand that You (and not the Company or any of its Affiliates) shall be responsible for your own tax liability that may arise as a result of any and all matters relating, in any way or manner, to your A&R Award Shares. Nothing contained in your A&R Award Documents constitutes tax advice of any nature, type or kind concerning the subject matter of your A&R Award.

20.     Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

Company:	Concrete Pumping Holdings, Inc.
Attn: Chief Financial Officer 500 E. 84th Ave. Suite A-5 Thornton, Colorado 80229

Participant:	Your address as on file with the Company
at the time notice is given

Restricted Shares Agent:	c/o Concrete Pumping Holdings, Inc.
Attn: Chief Financial Officer 500 E. 84th Ave. Suite A-5 Thornton, Colorado 80229

21.     Headings. The headings of the Sections in this A&R Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this A&R Agreement or to affect the meaning of this A&R Award Agreement.

22.     Miscellaneous.

(a)     The rights and obligations of the Company under your A&R Award Documents shall, in accordance with the Plan, be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)     You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your A&R Award Documents.

(c)     You acknowledge and agree that You have reviewed your A&R Award Documents, have had an opportunity to obtain the advice of counsel (including tax counsel) prior to accepting, executing and delivering to the Company the aforementioned documents and fully understand all of the provisions and legal consequences of accepting, executing and delivering to the Company the aforementioned documents.

(d)     Your A&R Award Documents shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)     All obligations of the Company under the Plan and your A&R Award Documents shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.     Governing Plan Document. Your A&R Award Documents are subject to all the provisions of the Plan, which are hereby made a part of your A&R Award Documents, and are further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your A&R Award Documents, on the one hand, and those of the Plan, on the other hand, the provisions of the Plan shall control.

24.     Effect on Other Employee Benefit Plans. The value of the A&R Award Shares shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

25.     Choice of Law. The interpretation, performance and enforcement of your A&R Award Documents shall be governed by the law of the State of Delaware without regard to such state’s conflicts of laws rules.

26.     Severability. If all or any part of your A&R Award Documents is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of your A&R Award Documents not declared to be unlawful or invalid. Any Section of your A&R Award Documents (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

27.     Parachute Payments.

(a)     If any payment or benefit You would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless You elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your A&R Award Shares hereunder unless You elect in writing a different order for cancellation.

(b)     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group affecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c)      The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and You within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by the Company or You) or such other time as requested by the Company or You. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and You with an opinion reasonably acceptable to You that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and You.

[Signature page(s) to follow.]

Signature Page to the Amended and Restated Restricted Share Award Agreement (A&R Effective Date: October 29, 2020), by and among the signatories identified.

Concrete Pumping Holdings, Inc.	Participant
By:
Name (Print): ____________________________	Name (Print): ___________________________
Title:___________________________________	Date:
Date: ___________ __, 2020

Restricted Shares Agent
By:____________________________________
Name (Print): Iain Humphries
Title: Chief Financial Officer
Date: _____________ __, 2020

EXHIBIT A

Stock Assignment separate from Certificate

For Value Received, ______________ hereby sells, assigns, conveys and transfers unto Concrete Pumping Holdings, Inc., a Delaware corporation (the "Company"), pursuant to Sections 4 and 5 of the Amended and Restated Restricted Share Award Agreement, A&R Effective Date: October 29, 2020, by and between the Restricted Shares Agent (as defined in the A&R Award Agreement), the undersigned and the Company (the "A&R Award Agreement") ______ restricted shares of Common Stock of the Company ("A&R Award Shares") standing in the undersigned’s name on the books of the Company and does hereby irrevocably constitute and appoint both the Restricted Shares Agent and the Company’s attorney, or either of them, to transfer such A&R Award Shares on the books of the Company with full power of substitution in the premises. This Stock Assignment may be used only in accordance with and subject to the terms and conditions of the A&R Award Documents (as defined in the A&R Award Agreement) in connection with the undersigned's forfeiture of A&R Award Shares pursuant to the undersigned's A&R Award Documents. Capitalized terms used herein and not otherwise defined have the meanings given to them in the A&R Award Documents.

(Signature)

(Print Name)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Stock Assignment is to enable the Company to terminate A&R Award Shares you have forfeited under your A&R Award Documents without requiring additional signatures.